Exhibit 4.4
                                                                -----------



THIS WARRANT AND THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO THE PROVISIONS OF RULE 144 OF THE ACT.

THIS WARRANT IS SUBJECT TO THE PROVISIONS OF A SECURITIES
PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 4, 1998, AND MAY NOT BE
TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN
PROVIDED.


                            [FORM OF]

                 WARRANT TO ACQUIRE SHARES OF
                        COMMON STOCK OF
          TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

Warrant No. __                                 ____________, 1998

          THIS CERTIFIES THAT CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P. (the "Holder"), for value received, or its registered assigns, is entitled to purchase, on the terms and subject to the conditions hereinafter set forth, from TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation (the "Company"), at any
                                               -------
time after the Effective Date (as defined below in Section 2.3)
of this Warrant and on or before the Termination Date (as defined below in Section 2.7) of this Warrant (the "Exercise Period"),
                                            ---------------
that number of shares (the "Warrant Shares") of common stock, par
                            --------------
value $.0001 per share, of the Company (the "Common Stock"), as
                                             ------------
set forth in Section 2.1 hereof.  The Company issued this Warrant with three other Warrants (each, along with this Warrant, a
"Warrant" and, collectively, the "Warrants") and a debenture (the
 -------                          --------
"Debenture"), to the Holder pursuant to a Securities Purchase
 ---------
Agreement, dated as of September 4, 1998, by and between the
Company and the Holder (the "Securities Purchase Agreement").
                             -----------------------------
Capitalized words not defined herein shall have the meanings set forth in the Securities Purchase Agreement.


                             SECTION 1

                          Exercise Price
                          --------------

          The exercise price at which this Warrant may be exercised shall be $0.35 per share of Common Stock (the "Exercise Price"),
                                               --------------
subject to any adjustment pursuant to Section 3.3.

                             SECTION 2

                      Exercise of Warrant, Etc.
                      ------------------------

          2.1  Number of Shares for Which Warrant is Exercisable.
               -------------------------------------------------
This Warrant shall be exercisable to purchase [________] shares of Common Stock, which represents [______] percent (__%) of the Company's issued and outstanding capital stock on a fully diluted basis at the date of issuance, subject to any adjustment pursuant to Section 3.3.

          2.2  Procedure for Exercise of Warrant.  The Warrant may be
               ---------------------------------
exercised in whole or in part during the Exercise Period by surrendering this Warrant, with the purchase form provided for herein duly executed by the Holder or by the Holder's duly authorized attorney-in-fact, at the principal office of the Company or at such other office or agency in the United States as the Company may designate by notice in writing to the Holder accompanied by payment in full, in cash, bank cashier's check or certified check payable to the order of the Company, in an amount equal to the product of (i) the Exercise Price multiplied by (ii) the number of Warrant Shares being purchased. In addition to payments of the Exercise Price by cash or said checks, payment of the Exercise Price with respect to the Warrant(s) being exercised may be made, at the option of the Holder, by the reduction in the principal amount of the Debenture issued to the Holder pursuant to the Securities Purchase Agreement (or forgiveness of any accrued and unpaid interest thereon, even during a period in which an Event of Default (as defined in the Securities Purchase Agreement) has occurred and is continuing under such Debenture, in an amount equal to the Exercise Price with respect to the number of Warrant Shares being purchased; and in such a case, this Warrant shall be accompanied by said Debenture (with the purchase form duly executed) which shall be substituted and replaced by a new Debenture identical in form and content to the original Debenture except that principal amount shall be appropriately reduced to reflect the reduction in the principal amount applicable to the payment of the Exercise Price with respect to the Warrant being exercised. If fewer than all of the Warrant Shares are being exercised, the Company shall, upon exercise prior to the end of the Expiration Period, execute and deliver to the Holder a new certificate (dated the date hereof) evidencing the balance of the Warrant Shares that remain exercisable.

          2.3  Effective Date; Conversion.
               --------------------------

               (a)  The "Effective Date" of this Warrant shall be the
                         --------------
          earlier of:

                     (i) [the date hereof / the eighteen (18)
               month anniversary date of the Closing Date]; or

                    (ii) upon the occurrence or existence of an Event
               of Default (as defined in the Securities Purchase
               Agreement).

               (b) Beginning on the Effective Date, this Warrant shall immediately become exercisable for that number of shares of Common Stock issuable upon exercise of this Warrant (subject to adjustment under Section 3.3) and this Warrant shall remain exercisable for such number of shares (subject to adjustment under Section 3.3) until the Termination Date.

               (c) If prior to the Effective Date, the Company satisfies all obligations under the Securities Purchase Agreement and the Debenture (including without limitation paying in full all principal and interest thereunder), this Warrant shall terminate and be null and void AB INITIO. Satisfaction of all obligations under the Debenture and Securities Purchase Agreement by the Company on or after the Effective Date shall not affect this Warrant, which shall remain in full force and effect until the Termination Date

          2.4  Transfer Restriction Legend.  Each certificate for
               ---------------------------
Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Act, shall bear the following legend (and any additional legend required by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof:

          "These securities have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may be offered, sold or transferred only if registered pursuant to the provisions of such laws, or if in the opinion of counsel satisfactory to the Company, an exemption from such registration is available."

          2.5  Acknowledgment of Continuing Obligation.  The Company
               ---------------------------------------
will, if the Holder exercises this Warrant in part, upon request of the Holder, acknowledge in writing the Company's continuing obligation to the Holder in respect of any rights to which the Holder shall continue to be entitled after such exercise in accordance with this Warrant, provided, that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

          2.6  Termination of Warrant.  Unless the parties otherwise
               ----------------------
agree in writing to extend or modify the Exercise Period, this
Warrant, or the unexercised portion of this Warrant, shall
terminate and be null and void on the date five years from the
Effective Date (the "Termination Date").
                     ----------------


                             SECTION 3

                    Ownership of this Warrant
                    -------------------------

          3.1  Deemed Holder.  The Company may deem and treat the
               -------------
person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 3.

          3.2  Exchange, Transfer and Replacement.  This Warrant is
               ----------------------------------
non-detachable from the Debenture and may not be transferred, assigned, sold, pledged or otherwise hypothecated ("Transferred")
                                                    -----------
except with the Debenture, and if so Transferred, then only as permitted under the terms and conditions of the Debenture and the Securities Purchase Agreement. This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant duly endorsed at said office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, or indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant, provided, however, that if the Holder of this Warrant is the
-----------------
original Holder, an affidavit of lost Warrant shall be sufficient for all purposes of this Section 3.2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The
Company shall pay all reasonable expenses, taxes (other than stock transfer taxes and income taxes) and other charges payable by it in connection with the preparation, execution and delivery of Warrant Shares pursuant to this Section 3.2.

          3.3  Antidilution.
               ------------

               (a) If at any time while all or any portion of this Warrant remains outstanding all or any portion of this Warrant shall be exercised subsequent to (i) any sales of shares of Common Stock of the Company at a price per share less than the Exercise Price per share then applicable to this Warrant, or (ii) any issuance of any security convertible into shares of Common Stock of the Company with a conversion price per share less than the Exercise Price per share then applicable to this Warrant, or (iii) any issuance of any option, warrant or other right to purchase shares of Common Stock of the Company at any exercise price per share less than the Exercise Price per share then applicable to this Warrant (except, in each case, pursuant to an employee or director stock option plan or similar compensation plan approved by the Board of Directors); then in any and every such event the Exercise Price per share for this Warrant shall be reduced and shall be equal to such lower sales, conversion or exercise price per share.

               (b) If all or any portion of this Warrant shall be exercised subsequent to any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, reorganization or liquidation of the Company occurring after the date hereof, as a result of which such shares of any class shall be issued in respect of outstanding shares of Common Stock of the Company (or shall be issuable in respect of securities convertible into shares of Common Stock) or upon exercise of rights (other than this Warrant) to purchase shares of Common Stock or shares of such Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the Holder exercising this Warrant shall receive the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately before such stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, reorganization or liquidation.


                             SECTION 4

                 Special Agreements of the Company
                 ---------------------------------

          The Company covenants and agrees that:

          4.1 The Company will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Common Stock deliverable upon the exercise of this Warrant or of any other rights or privileges provided for herein sufficient to enable the Company at any time to fulfill all its obligations hereunder.

          4.2 This Warrant shall be binding upon any corporation or entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                             SECTION 5

                              Notices
                              -------

          Any notice or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or sent by certified or registered mail, to the Holder or the Company at the address as set forth in the Securities
Purchase Agreement.




                             SECTION 6

                          Governing Law
                          -------------

          This Warrant shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without giving effect to its conflicts of laws provisions.


                             SECTION 7

                            Assignment
                            ----------

          Notwithstanding any provision of this Warrant which may be construed to the contrary, this Warrant and any rights hereunder shall not be assignable by the Holder except in accordance with the provisions governing assignments hereof set forth in the Securities Purchase Agreement and any attempt by the Holder to assign this Warrant or any rights hereunder other than in accordance therewith shall be void and of no force and effect.
This Warrant is non-detachable from the Debenture and may not be transferred except with the Debenture.


   [Balance of Page Left Blank Intentionally -- Signature Page
Follows]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and to be dated as of the date first hereinabove set forth.



                         TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.



                         By:  _____________________________________
                              Name:  Andrew L. Simon
                              Title: President and Chief Executive Officer




ATTEST:


______________________________                    [SEAL]
Name:
Title:  Secretary

ASSIGNMENT

TO BE EXECUTED BY THE REGISTERED HOLDER IF IT DESIRES AND IS
PERMITTED TO TRANSFER THE WARRANT OF


TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

          FOR VALUE RECEIVED ___________________________________
hereby sells, assigns and transfers unto
__________________________ the right to purchase [______%] of the number of shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint __________________________________________________ Attorney to
transfer the said Warrant on the books of the Company (as defined in said Warrant) with full power of substitution.

          The undersigned represents and warrants to the Company that this assignment has been effected in compliance with all applicable provisions of said Warrant and any applicable provisions of the Securities Purchase Agreement referred to in such Warrant.


                               Signature: __________________________(SEAL)
                               Address:   ________________________________


Dated:  ___________________199__

In the presence of



______________________________     By: ___________________________________

NOTICE

          The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

WARRANT CERTIFICATE

TO BE EXECUTED BY THE REGISTERED HOLDER
IF IT DESIRES TO EXERCISE THE WARRANT OF


TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.



          The undersigned hereby exercises the right to purchase shares of Common Stock obtainable by exercise of [_____%] of the within Warrant, according to the conditions thereof and makes payment of the Exercise Price for such shares in full by the enclosed payment and/or by reduction in the principal amount of the Debenture (as defined in the Warrant) as more specifically set forth below:




                               Signature: __________________________(SEAL)
                               Address:   ________________________________